EXHIBIT 99.906.10.(a)(2) CERT

Certification Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

In conjunction with the Annual Report to Shareholders on Form N-CSR of Pacific Select Fund (the “Fund”) for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission (the “Report”), Thomas C. Sutton, as Chairman of the Board of Trustees of the Fund, Glenn S. Schafer, as President of the Fund, and Brian D. Klemens, as Treasurer (Principal Financial and Accounting Officer) of the Fund, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Fund.

Date: February 20, 2004

/s/ Thomas C. Sutton

Thomas C. Sutton

Chairman of the Board of Trustees, Pacific Select Fund

/s/ Glenn S. Schafer

Glenn S. Schafer

President, Pacific Select Fund

/s/ Brian D. Klemens

Brian D. Klemens

Treasurer (Principal Financial and Accounting Officer), Pacific Select Fund